UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2013

AMERIANA BANCORP

(Exact name of registrant as specified in charter)

Indiana	0-18392	35-1782688
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2118 Bundy Avenue, New Castle, Indiana		47263-1048
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (765) 529-2230

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

(a) The annual meeting of the shareholders of Ameriana Bancorp was held on May 16, 2013.

(b) The matters considered and voted on by the shareholders at the annual meeting and the vote of the shareholders were as follows:

1. The following individuals were elected as directors, each for a three-year term, by the following vote:

Name	Shares Voted For	Votes Withheld
Jerome J. Gassen	1,246,802	588,695
Donald C. Danielson	1,200,468	635,029
Charles R. Haywood	1,371,577	463,920
Michael W. Wells	1,362,431	473,066

There were 766,368 broker non-votes in the election of directors.

2. The appointment of BKD LLP as independent registered public accounting firm for the fiscal year ending December 31, 2013 was ratified by the shareholders by the following vote:

Shares Voted For	Shares Voted Against	Abstentions
2,593,392	7,564	909

There were no broker non-votes on the proposal.

3. The vote on the non-binding resolution on the compensation of the named executive officers was approved by the shareholders by the following vote:

Shares Voted For	Shares Voted Against	Abstentions
1,661,759	69,663	104,075

There were 766,368 broker non-votes on the proposal.

4. The vote was taken on the approval of the frequency of a shareholder vote to approve the compensation of the named executive officers was as follows:

One Year	Two Years	Three Years	Abstentions
1,677,494	28,455	34,767	94,781

There were 766,368 broker non-votes on the proposal.

The Company’s Board of Directors determined that an advisory vote on the approval of the compensation of the Company’s named executive officers will be included annually in the Company’s proxy materials.

Item 7.01	Regulation FD Disclosure.

On May 16, 2013, Jerome J. Gassen, President and Chief Executive Officer of Ameriana Bancorp made a presentation at the 2013 Annual Meeting of Shareholders. A copy of the slides used in that presentation are attached as Exhibit 99.1 and incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Number	Description

99.1	Slides presented at 2013 Annual Meeting of Shareholders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERIANA BANCORP

Dated: May 16, 2013	By:	/s/ John J. Letter
John J. Letter
Senior Vice President – Treasurer and Chief Financial Officer